Exhibit 10.6

Metal Recycling Sales Framework Agreement

金属リサイクル販売基本契約書

Article 1 (Purpose) / 第1条（目的）

This Agreement is intended to establish a long-term cooperative relationship between Party A (Kaisho Co., Ltd.) and Party B (KAIYO JAPAN CO., LTD.), ensuring that Party B supplies recyclable metal in compliance with Japanese laws (including the Waste Management Act, the Act on the Promotion of Effective Utilization of Resources, and the Act on Recycling of Small Home Appliances) and environmental standards, and that Party A properly utilizes and sells such materials.

本契約は、Party B (KAIYO JAPAN CO., LTD.) が日本の関連法令（「廃棄物処理法」「資源有効利用促進法」「小型家電リサイクル法」等）及び環境基準に従い、Party A に対して廃金属を供給し、Party A がこれを適正に利用・販売するため、長期的協力関係を構築することを目的とする。

Article 2 (Scope) / 第2条（適用範囲）

This Agreement serves as a framework agreement. Specific terms such as quantity, price, place of delivery, and delivery method shall be separately stipulated in Purchase Orders (POs) signed by both parties. In case of inconsistency, the PO shall prevail.

本契約は基本契約であり、具体的な数量、単価、納入場所、納入方法等は、双方が別途締結する「購買注文書（PO）」により定める。本契約と「購買注文書」の条項が異なる場合は、「購買注文書」を優先する。

Article 3 (Subject Items) / 第3条（供給対象）

The subject items under this Agreement are recyclable metal resources with recovery value, including but not limited to:

●	Used motors, engines, and related metal components;

●	Scrap machinery and industrial metal parts;

●	Small electrical and electronic devices containing recyclable metal;

●	Other recyclable metal items mutually agreed in writing by both parties.

Party B shall ensure that all goods are legally sourced and comply with relevant Japanese laws such as the Waste Management Act and the Act on Recycling of Small Home Appliances.

本契約に基づく供給対象は、再資源化可能な廃金属資源とし、以下を含むがこれに限定されない。

●	使用済みモーター、エンジン及び関連金属部品

●	廃機械設備及び産業用金属部品

●	リサイクル価値のある金属を含む小型電気電子機器

●	双方が書面で合意したその他のリサイクル可能金属物品

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Party B は、供給する貨物が合法的に取得されたものであり、「廃棄物処理法」「小型家電リサイクル法」等の日本の関連法令に基づく金属リサイクル要件を満たすことを保証する。

Article 4 (Delivery and Logistics) / 第4条（納入及び物流）

Logistics shall be arranged by Party B (KAIYO JAPAN CO., LTD.). Party B shall be responsible for transportation until the goods arrive at Party A’s designated warehouse or delivery location. The ownership and risk of the goods shall transfer to Party A upon delivery at Party A’s warehouse or designated place.

Party B shall provide necessary support including loading, release, and required documentation.

貨物の輸送は Party B (KAIYO JAPAN CO., LTD.) が手配する。貨物が Party A の指定倉庫または指定場所に到着した時点で、当該貨物の所有権及び危険負担は Party A に移転する。

Party B は積載、出庫、必要な書類作成等に協力するものとする。

Article 5 (Transaction and Payment Terms) / 第5条（取引条件及び決済）

All details regarding price, quantity, place of delivery, and payment terms shall be specified in the respective PO. In principle, Party A shall make payment by bank transfer (T/T) within 30 days after receipt of qualified goods and valid invoices.

価格、数量、納入場所及び支払方法は、すべて「購買注文書」に従う。原則として、Party A は合格品及び正式請求書の受領後30日以内に銀行振込（T/T）により支払う。

Article 6 (Confidentiality) / 第6条（秘密保持）

Both parties shall keep confidential all trade terms, customer information, and system data obtained during the cooperation, and shall not disclose such information to third parties without written consent.

双方は取引に関して得られた価格、顧客情報、システムデータ等を秘密として保持し、書面同意なく第三者に開示してはならない。

Article 7 (Term and Termination) / 第7条（契約期間及び解除）

This Agreement is valid for three (3) years. Unless either party raises a written objection three (3) months prior to expiration, the Agreement shall automatically be extended for one (1) year. In case of material breach, violation of law, or bankruptcy, the other party may immediately terminate this Agreement.

本契約の有効期間は3年間とし、満了3ヶ月前までに双方から書面異議がなければ、自動的に1年間延長される。一方が重大な違反・法令違反・破産に至った場合、他方は直ちに契約を解除できる。

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Article 8 (Force Majeure) / 第8条（不可抗力）

In case of force majeure such as earthquakes, typhoons, pandemics, wars, or export restrictions, the affected party shall promptly notify the other party and may be exempted from liability in whole or in part.

地震、台風、疫病、戦争、輸出規制等の不可抗力により履行不能となった場合、影響を受けた当事者は直ちに相手方に通知し、責任は全部又は一部免除される。

Article 9 (Governing Law and Jurisdiction) / 第9条（準拠法及び管轄）

This Agreement shall be governed by the laws of Japan. Any dispute shall be submitted to the Tokyo District Court as the exclusive court of first instance. By mutual agreement, arbitration before the Tokyo Arbitration Center may also be chosen.

本契約は日本法を準拠法とする。紛争は東京地方裁判所を第一審の専属的合意管轄裁判所とする。ただし、双方の合意により東京仲裁センターでの仲裁も可能とする。

Article 10 (Miscellaneous) / 第10条（その他）

Matters not covered by this Agreement shall follow the Japanese Civil Code and commercial practices. This Agreement shall be executed in bilingual form (English and Japanese). In case of discrepancies, the English version shall prevail.

本契約に定めのない事項は、日本民法及び商慣行に従う。本契約は英日二言語で作成され、解釈に齟齬がある場合は英文を優先する。

Signatures / 署名

Party A: /s/ Kaisho Co., Ltd.

Authorized Representative: ___________________

Date: ____________

Party B: /s/ KAIYO JAPAN CO., LTD.

Authorized Representative: ___________________

Date: ____________

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